Exhibit 23.1
Marshall Edwards,
Inc. 140 Wicks Road NORTH
RYDE NSW 2113 AUSTRALIA
Consent of Independent Auditors
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 13, 2005, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2005.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO
BDO
Sydney, NSW, Australia
August 9, 2006